                                                                 EXHIBIT 4(b)




                             FALL RIVER GAS COMPANY

                                       TO

                       THE FIRST NATIONAL BANK OF BOSTON,

                                                 TRUSTEE

                           ---------------------------

                         ELEVENTH SUPPLEMENTAL INDENTURE
                          DATED AS OF DECEMBER 15, 1989

                  SUPPLEMENTING THE INDENTURE OF FIRST MORTGAGE
                          DATED AS OF DECEMBER 1, 1952,

                        THE FIRST SUPPLEMENTAL INDENTURE
                          DATED AS OF JANUARY 1, 1955,

                        THE SECOND SUPPLEMENTAL INDENTURE
                         DATED AS OF SEPTEMBER 1, 1957,

                        THE THIRD SUPPLEMENTAL INDENTURE
                          DATED AS OF DECEMBER 1, 1957,

                        THE FOURTH SUPPLEMENTAL INDENTURE
                          DATED AS OF FEBRUARY 1, 1958,

                        THE FIFTH SUPPLEMENTAL INDENTURE
                            DATED AS OF MAY 1, 1959,

                        THE SIXTH SUPPLEMENTAL INDENTURE
                            DATED AS OF MAY 1, 1961,

                       THE SEVENTH SUPPLEMENTAL INDENTURE
                          DATED AS OF NOVEMBER 1, 1961,

                        THE EIGHTH SUPPLEMENTAL INDENTURE
                          DATED AS OF NOVEMBER 1, 1966

                        THE NINTH SUPPLEMENTAL INDENTURE
                         DATED AS OF JUNE 30, 1971, AND

                        THE TENTH SUPPLEMENTAL INDENTURE
                            DATED AS OF JUNE 1, 1981.

              -------------------

              THIS IS A MORTGAGE OF PERSONAL PROPERTY AS WELL AS A
                           MORTGAGE UPON REAL ESTATE.

      ELEVENTH SUPPLEMENTAL INDENTURE, dated as of December 15, 1989, between Fall River Gas Company, formerly named Fall River Gas Works Company, a corporation organized and existing under the laws of the Commonwealth of Massachusetts and having its principal place of business in the City of Fall River in said Commonwealth (hereinafter called the "Company") and The First National Bank of Boston, a national banking association organized and existing under the laws of the United States, successor by merger to Old Colony Trust Company, having its principal place of business in the City of Boston in the Commonwealth of Massachusetts (hereinafter called the "Trustee").

      Whereas, the Company has heretofore executed and delivered to Old Colony Trust Company, trustee (The First National Bank of Boston, successor trustee), an Indenture of First Mortgage dated as of December 1, 1952 (hereinafter called the "Original Indenture"), a First Supplemental Indenture dated as of January 1, 1955 (hereinafter called the "First Supplemental Indenture"), a Second Supplemental Indenture dated as of September 1, 1957 (hereinafter called the "Second Supplemental Indenture"), a Third Supplemental Indenture dated as of December 1, 1957 (hereinafter called the "Third Supplemental Indenture"), a Fourth Supplemental Indenture dated as of February 1, 1958 (hereinafter called the "Fourth Supplemental Indenture"), a Fifth Supplemental Indenture dated as of May 1, 1959 (hereinafter called the "Fifth Supplemental Indenture"), a Sixth Supplemental Indenture dated as of May 1, 1961 (hereinafter called the "Sixth Supplemental Indenture"), a Seventh Supplemental Indenture dated as of November 1, 1961 (hereinafter called the "Seventh Supplemental Indenture), an Eighth Supplemental Indenture dated as of November 1, 1966 (hereinafter called the "Eighth Supplemental Indenture") a Ninth Supplemental Indenture dated as of June 30, 1971 (hereinafter called the "Ninth Supplemental Indenture"), and a Tenth Supplemental Indenture dated as of June 1, 1981 (hereinafter called the "Tenth Supplemental Indenture") to secure, as provided therein, its bonds (therein and herein called the "Bonds"), to be known generally as its "First Mortgage Bonds", and to be issued in one or more series as provided in the Original Indenture; and

      Whereas, Two Million Four Hundred Thousand Dollars ($2,400,000) aggregate principal amount of First Mortgage Bonds, 4-1/4% Series due 1972, of the Company have been heretofore issued, all of which Bonds were retired contemporaneously with the issue and sale of First Mortgage Bonds, 3-3/4 Series due 1980, referred to below; and

      Whereas, Two Million Four Hundred Thousand Dollars ($2,400,000) aggregate principal amount of First Mortgage Bonds, 3-3/4% Series due 1980 (in the First Supplemental Indenture and herein called the "Bonds of the 1980 Series"), of the Company have been heretofore issued, all of which Bonds have been retired; and

      Whereas, One Million Dollars ($1,000,000) aggregate principal amount of First Mortgage Bonds, 5-1/4% Series due 1980 (in the Second Supplemental Indenture and herein called the "Bonds of the Second 1980 Series") of the Company have been heretofore issued, all of which Bonds have been retired; and

      Whereas, One Million Two Hundred Thousand Dollars ($1,200,000) aggregate principal amount of First Mortgage Bonds, 5-1/4% Series due 1986 (in the Sixth Supplemental Indenture and herein called the "Bonds of the 1986 Series") of the Company have been heretofore issued, all of which bonds have been retired; and

      Whereas, Three Million Two Hundred Thousand Dollars ($3,200,000) aggregate principal amount of First Mortgage Bonds, 8-3/4% Series due 1996 (in the Ninth Supplemental Indenture and herein called the "Bonds of the 1996 Series") have heretofore been issued, of which One Million Six Hundred Thousand Dollars ($1,600,000) of such bonds have heretofore been retired; and

      Whereas, Three Million Four Hundred Thousand Dollars ($3,400,000) aggregate principal amount of First Mortgage Bonds, 15% Series due 1993 (in the Tenth Supplemental Indenture and herein called the "Bonds of the 1993 Series") have heretofore been issued, all of which bonds have heretofore been retired; and

      WHEREAS, Section 18.01 of the Original Indenture provides, among other things, that the Company, when authorized by a resolution of the Board of Directors, and the Trustee, from time to time and at any time, subject to the restrictions in the Original Indenture, as supplemented and modified, contained, may, and when so required by the Original Indenture, shall, enter into indentures supplemental to the Original Indenture and which thereafter shall form a part thereof, for the purposes, among others, of (a) mortgaging, pledging, conveying, transferring or assigning to the Trustee, and subjecting to the lien of the Original Indenture additional properties acquired by the Company, (b) adding to the Original Indenture other covenants and agreements to be thereafter observed by the Company, (c) providing for the creation of any Series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series, and (d) changing, altering, modifying, varying, or eliminating any of the terms, provisions, restrictions or conditions of the Original Indenture, subject as set forth therein; and

      WHEREAS, Section 18.02 of the Original Indenture provides, among other things, that the Company, when authorized by a resolution of the Board of Directors, and the Trustee, may, from time to time and at any time, and subject as set forth in said Section 18.02, enter into an indenture or indentures supplemental to the Original Indenture for the purposes of adding any provisions to or changing in any manner or eliminating any of the provisions of the Original Indenture or of any supplemental indenture and modifying certain rights and obligations of the Company and certain rights of the holders of any of the Bonds and coupons;

      WHEREAS, the Board of Directors and the Stockholders of the Company by resolutions duly adopted authorized to the extent required by law the execution of this Eleventh Supplemental Indenture for the purposes of (a) subjecting to the lien of the Original Indenture the additional properties acquired by the Company since the execution of the Tenth Supplemental Indenture, and (b) adding to the Original Indenture other covenants and agreements to be thereafter observed by the Company (the Original Indenture, as supplemented and modified by the First through Tenth

Supplemental Indentures, inclusive, and as supplemented by this Eleventh Supplemental Indenture being herein sometimes called the "Indenture"); and

      WHEREAS, the execution and delivery of this Eleventh Supplemental Indenture has been in all respects duly authorized:

      NOW, THEREFORE, THIS INDENTURE WITNESSETH, that in order to secure the payment of the principal of and premium, if any, and interest on all Bonds at any time issued and outstanding under the Indenture, according to their tenor, purport and effect, to confirm the lien of the Indenture upon property purchased, constructed or otherwise acquired by the Company since the date of execution of the Tenth Supplemental Indenture and to secure the performance and observance of all the covenants and conditions herein and in the Bonds and in the Indenture contained, and of the sum of Ten Dollars ($10) duly paid to the Company by the Trustee, at or before the ensealing and delivery hereof, and for other valuable considerations, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Eleventh Supplemental Indenture, and by these presents, does grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto THE FIRST NATIONAL BANK OF BOSTON, Trustee, its successors in trust and its and their successors and assigns, all property real, personal or mixed described in the Original Indenture and the First through the Tenth Supplemental Indentures and thereby conveyed or mortgaged or intended so to be, including all such property acquired since the execution and delivery of the Tenth Supplemental Indenture which by the terms of the Indenture is subjected or is intended to be subjected to the lien thereof, including, without limiting the generality of the foregoing, the following described property:

                                    CLAUSE I.

      All of the lands, gas plants and systems, gas works, buildings, structures, garages, sheds, repair shops, storage houses, erections and constructions now or hereafter placed on or under any of the real estate described in Article Twenty of the Original Indenture or in the granting clauses of the First through the Tenth Supplemental Indentures or on or under any part hereof, or on or under any real estate thereafter acquired by the Company, with their fixtures and appurtenances, including (but without in any way limiting the generality of the foregoing) the properties and rights more particularly described in said Article Twenty of the Original Indenture, in Schedule A of the Second Supplemental Indenture or in the granting clauses of the First through the Tenth Supplemental Indentures.

                                   CLAUSE II.

      Also all other real estate and all interests therein now owned or hereafter acquired by the Company including (but without in any way limiting the generality of the foregoing) the real estate and interests therein more particularly described in Schedule A annexed hereto.

                                   CLAUSE III.

      All of the machinery, engines, boilers, furnaces, water wells, motors, compressors, conduits, mains, gates, tubes, drains, switchboards, services, pumps, pumping stations, gas holders, reservoirs, expansion tanks, gas mains and pipes, tunnels, subways, bridges, service pipes, pipe lines, fittings, reducers, regulators, drips, valves, connections, implements, meters, tools, gas, mechanical and all other appliances, instruments, apparatus, appurtenances and facilities now owned by the Company or hereafter acquired by it, and constituting or to constitute parts of its gas storage plant or gas distributing system or the equipment thereof or used or provided for use in or appurtenant to the manufacture, transportation, storage, distribution and sale of manufactured gas, natural gas, propane gas, butane gas or a mixture of any thereof (other than excepted property as hereinafter defined), and there is included herein (but not to the exclusion of any other property now owned or hereafter acquired by the Company), the gas manufacturing plants, gas storage plants and gas distributing systems owned by the Company, including (but without in any way limiting the generality of the foregoing) the properties and rights more particularly described in said Article Twenty of the Original Indenture, in Schedule A of the Second Supplemental Indenture or in the granting clauses of the First through the Tenth Supplemental Indentures.

                                   CLAUSE IV.

      All easements, leases, rights, powers, privileges, indeterminate permits, water and riparian rights, and all interests therein, dams and dam sites, franchises, licenses, rights of way, immunities and concessions of the Company, whether granted or acquired by virtue of its Charter, or by virtue of the acts, resolutions, concessions, ordinances, contracts, or other grants of any municipality, county, or other political subdivision or of any private person or body corporate or otherwise, howsoever conferred, now owned or hereafter to be acquired by the Company, to lay, erect, construct, maintain and repair any plants or other property including conduits, mains, pipes, pipe lines, pumping, compressor, regulator and measuring stations, meters, and other equipment to vend gas, within the limits of any incorporated village or city, or elsewhere (other than excepted property as hereinafter defined), and there is included herein (but not to the exclusion of any other property now owned or hereafter acquired by the Company) any indeterminate permits, franchises, permits, grants, rights of way and easements owned by the Company for the transmission and distribution of manufactured gas, natural gas, propane gas, butane gas or a mixture of any thereof, and the laying, erection, construction, maintenance and repair of conduits, mains, pipes, pipe lines, pumping, compressor, regulator and measuring stations, meters and other equipment for that purpose, and wheresoever situated (but not herein specifically excepted), including (but without in any way limiting the generality of the foregoing) the properties and rights more particularly described in said Article Twenty of the Original Indenture, in Schedule A of the Second Supplemental Indenture or in the granting clauses of the First through the Tenth Supplemental Indentures.

                                    CLAUSE V.

      Also all property, real, personal and mixed (except as herein expressly excepted), of every nature and description and wheresoever situated, whether or not herein specifically described, and all interests therein, now owned or hereafter acquired by or belonging to the Company or to which it now is, or may at any time hereafter be, in any manner entitled at law or in equity.

                                   CLAUSE VI.

      Also all renewals, replacements, accessions, additions, improvements, betterments, developments, extensions, and enlargements, hereafter made, constructed or acquired by the Company to, of or upon any or all such properties, equipment, systems and/or plants and all property used thereby or useful therefor or incidental thereto or connected therewith now or at any time hereafter subject to the lien of the Indenture, or required so to be by any provision herein contained, and also all franchises, permits and similar rights acquired in connection therewith.

                                   CLAUSE VII.

      Also any and all property of every kind or description (including any property which may be expressly excepted by Clause IX of these granting clauses) which may from time to time after the date of this Eleventh Supplemental Indenture by delivery or by writing of any kind be conveyed, mortgaged, pledged, assigned or transferred to the Trustee by the Company, or by any person, firm, association or corporation with the consent of the Company, or otherwise as expressly permitted by the terms of the Indenture, and accepted by the Trustee, to be held as part of the mortgaged property; and the Trustee is hereby authorized to accept and receive any such property and any such conveyance, mortgage, pledge, assignment or transfer as and for additional security hereunder, and to hold and apply any and all such property subject to and in accordance with the terms and provisions upon which such delivery, conveyance, mortgage, pledge, assignment or transfer shall be made, not inconsistent with the terms of the Indenture.

                                  CLAUSE VIII.

      TOGETHER with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid properties or any part thereof, with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, income, product and profits thereof, and all the estate, rights, title, interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid properties and every part and parcel thereof.

      SUBJECT, HOWEVER, to the following (none of which, in the opinion of the Company, materially interferes with the conduct of its business): the reservations, exceptions, conditions, limitations and restrictions contained in the several deeds, franchises and contracts or other instruments through which the Company acquired or claims title to or enjoys the use of the mortgaged property; such servitudes, easements, rights and privileges in, over, on, under or through said properties as have been granted by the Company to other persons; statutory and municipal requirements relating to land and buildings; the rights of the public and others in streets, roads and highways, open or unopen, or laid out but unopened, crossing or bounding any of the said parcels; the rights of the Commonwealth of Massachusetts and of the United States of America, in and to any streams, rivers or bodies of water abutting any of the said parcels; the rights of electric, gas, water, telephone and telegraph companies (other than the Company) to maintain and operate pole lines, conduits, and gas and water mains over or through any of the said parcels or on or in the streets, roads or highways abutting thereon as the same may now or hereafter be located; any easements visible on the ground but not evidenced by recorded agreements or grants; and permitted encumbrances as defined in Section 1.40 of the Original Indenture; and, with respect to any property which the Company may hereafter construct or acquire, to any liens then in effect thereon or placed thereon for unpaid portions of the purchase money at the time of such acquisition, to the extent permitted by Section 9.10 of the Original Indenture.

                                   CLAUSE IX.

                                EXCEPTED PROPERTY

      EXPRESSLY EXCEPTING AND EXCLUDING, HOWEVER, from the Indenture and from the lien and operation thereof:

            (a) any and all property expressly excepted and excluded from the Original Indenture and from the lien and operation thereof by paragraph A and all property of the character expressly excepted and excluded by paragraph B through I of Clause IX of the Granting Clauses of the Original Indenture;

            (b) all property, if any, expressly excepted from the lien of the Indenture in the descriptions of the property contained in Schedule A of the Second Supplemental Indenture;

            (c) any and all property expressly excepted from the lien of the Indenture in the Granting Clauses of the First through the Tenth Supplemental Indentures;

            (d) any and all property expressly excepted in the Granting Clauses of this Eleventh Supplemental Indenture; and

            (e) all property which prior to the execution and delivery of this Eleventh Supplemental Indenture has been released by the Trustee or otherwise disposed of by the Company free from the lien of the Indenture in accordance with the provisions thereof.

      If upon the happening of any default as defined in Article Twelve of the Original Indenture, the Trustee or a receiver or trustee shall enter upon and take possession of the trust estate, the Trustee or such receiver or trustee may, to the extent permitted by law, at the same time likewise take possession of any and all of the property specifically excepted under the heading "Excepted Property" of Granting Clause IX of the Original Indenture, other than paragraph G thereof, together with any and all of the property specifically excepted in the descriptions of the property contained in Schedule A of the Second Supplemental Indenture, and any and all property expressly excepted in the Granting Clauses of the First through the Tenth Supplemental Indentures and in the Granting Clauses of this Eleventh Supplemental Indenture, then on hand and use and administer the same to the same extent as if such property were part of the trust estate, unless and until such default shall be remedied or waived and possession of the trust estate restored to the Company.

      TO HAVE AND TO HOLD all of the property, real, personal and mixed, and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby granted, bargained, sold, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed, or intended so to be, unto the Trustee and its successors in trust and to its and their assigns, forever.

      BUT IN TRUST, NEVERTHELESS, for the equal and proportionate use, benefit, security and protection of those who from time to time shall hold the Bonds and coupons, or any of them, authenticated and delivered under the Indenture, and duly issued by the Company, without any discrimination, preference of priority of any one Bond or coupon over any other by reason or priority in the time of issue, sale or negotiation thereof or otherwise, except as provided in Section
12.28 of the Original Indenture, so that, subject to said Section 12.28 each and all of said Bonds and coupons shall have the same right, lien and privilege under the Indenture and shall be equally and proportionately secured thereby (except as any sinking, depreciation or other analogous fund established in accordance with the provisions of the Indenture may afford additional security for the Bonds of any particular series), with the same effect as if all of the Bonds and coupons had been issued, sold and negotiated simultaneously on the date of the delivery of the Original Indenture.

      THE COMPANY HEREBY DECLARES that it holds and will hold and apply all property and rights, described in paragraph G of Clause IX of the Original Indenture as specifically reserved and excepted, upon the trusts as set forth in the Indenture, and as the Trustee (or any purchaser upon any sale of the mortgaged property) shall for such purpose direct from time to time to the fullest extent permitted by law or in equity and by any instruments creating the same, as fully as if the same could be and had been hereby granted, conveyed, mortgaged, pledged, transferred and assigned to and vested in the Trustee.

      It is hereby covenanted, declared and agreed by and between the parties hereto that all Bonds and coupons, if any, are to be authenticated, delivered and issued and that all property subject or to become subject to the Indenture is to be held, subject to the further covenants, conditions, uses and trusts set forth in the Indenture, and the Company for itself and its successors or assigns does hereby covenant and agree to and with the Trustee and its successor or successors in such trust, for the benefit of those who shall hold said Bonds, or coupons, or any of them, as follows:

                                   ARTICLE ONE

                           Amendments of the Indenture

      Section 1.01. The Original Indenture is hereby modified as follows:

      (1) by striking out the words "of Bonds;" in Subsection 1.34(4)(ii) and inserting in lieu thereof the words: "and delivery of Bonds pursuant to Section
5.02 and Section 5.05;"

      (2) by inserting within the form of certificate of available Bond credits in Subsection 2.02(A) immediately after the words "Total amount of Bond credits in Item (1)" and immediately preceding Item (2) of such form of certificate the words "(sum of amounts entered in paragraphs (a), (b), (c) and (d) above);"

      (3) by inserting within Subsection 2.02(C) the words "paragraph (c) of" immediately preceding the word "Item" in said subsection;

      (4) by striking out the figure "60%" within Section 5.03 and inserting in lieu thereof the figure "70%";

      (5) by striking out the number "60" in Subsection 12.01(c) and inserting in lieu thereof the number "30";

      (6) by striking out the number "90" in Subsection 12.01(e) and inserting in lieu thereof the number "60"; and

      (7) by deleting the semicolon at the end of Subsection 18.01(a) and inserting in lieu thereof the words following:

            ", but this Subsection 18.01(a) shall not be construed to require the Company to enter into a supplemental indenture specifically mortgaging, pledging, conveying, transferring on assigning to the Trustee, and subjecting to the lien of this Indenture, additional properties as set forth above hereafter acquired by the Company after the date of the execution of the 11th Supplemental Indenture unless the aggregate cost of all such real property acquired after such date or after the date of the most recent supplemental indenture so entered into, whichever shall be the later, shall be in excess of $500,000 (without offset or deduction, for the purposes of this Subsection 18.01(a), of any amount of the proceeds received by the Company from the sale, exchange or other disposition, if any, of property of the Company subject to the lien hereof), such supplemental indenture to be entered into not later than 90 days after the requirement to enter the same shall have occurred;"

      Section 1.02. The Ninth Supplemental Indenture is hereby modified as follows:

            (1) by deleting the word "or" where last used in paragraph (2) to the definition of "indebtedness for borrowed money" in Section 1.05;

            (2) by deleting the paragraph reference "(3)" within the definition of "indebtedness for borrowed money" in Section 1.05 and inserting in place thereof the paragraph reference "(4)"; and

            (3) by inserting the following new paragraph (3) after paragraph (2) within the definition of "indebtedness for borrowed money" in Section 1.05:

                "(3) Short term indebtedness for borrowed money incurred from time to time for purposes of purchasing gas supplies, but only to the extent that the Company's Cost of Gas Adjustment Clause then reflects an undercollection of allowable costs equal to or greater than the outstanding balance of such indebtedness; and provided further, however, that the exclusion within this paragraph (3) shall not apply if such indebtedness, if otherwise included within the definition of "indebtedness for borrowed money," would cause the Company's aggregate indebtedness for borrowed money to exceed 70% of the Company's total capitalization; or"

                                  ARTICLE TWO

                                 Miscellaneous

      Section 2.01. This Eleventh Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture is hereby confirmed. All terms used in this Eleventh Supplemental Indenture shall be taken to have the same meaning in the Original Indenture except in cases where the context clearly indicates otherwise.

      Section 2.02. All recitals in this Eleventh Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

      Section 2.03. The Company covenants that it is lawfully seized and possessed at the date of execution of this eleventh Supplemental Indenture of all the trust estate described in this

Eleventh Supplemental Indenture, except as specifically otherwise stated in this Eleventh Supplemental Indenture, and that all the trust estate so described is free and clear of any lien other than the lien of the Indenture and permitted encumbrances; that the Company will warrant and forever defend all the trust estate so described to the Trustee against the claims of all persons whomsoever except as in the Indenture specifically otherwise stated, that it will maintain and preserve the lien of the Indenture so long as any of the Bonds issued under the Indenture are outstanding; and that it has good right and lawful authority to subject all the trust estate so described to the lien of the Indenture as provided in and by the terms of the Indenture.

      Section 2.04. This Eleventh Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or a many of them as the Company and the Trustee shall preserve undestroyed, shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, Fall River Gas Company has caused this Eleventh Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Clerk or one of its Assistant Clerks, and The First National Bank of Boston in token of its acceptance of the trust hereby created has caused this Eleventh Supplemental Indenture to be signed in its name and behalf by one of its Vice Presidents, all on the day of February, 1990, but as of the day and year first above written.



                                    FALL RIVER GAS COMPANY


                                    By
                                       ------------------------------

                                    and by
                                          ---------------------------


Attest:

------------------                     (corporate seal)

                                    THE FIRST NATIONAL BANK
                                    OF BOSTON

                                    By
                                       ------------------------------


Attest:

-----------------                   (corporate seal)

COMMONWEALTH OF MASSACHUSETTS   )
COUNTY OF SUFFOLK          )       SS.:

      At Boston on this _____ day of February, 1990, before me appeared ___________________ and __________________, to me personally known, who, being by me duly sworn, did say that they are the President and Treasurer, respectively, of the Fall River Gas Company, and that the seal affixed to the foregoing instrument was signed and sealed by then on behalf of said Company by authority of its Board of Directors, and the said __________________ and ______________ acknowledged said instrument to be the free act and deed of said Company.


                                   -----------------------------------
                                   Notary Public

                                   My commission expires:


(Notarial Seal)

COMMONWEALTH OF MASSACHUSETTS )
COUNTY OF SUFFOLK             )  SS.:


      At Boston on this _____day of February, 1990, before me appeared _________________, to me personally known, who, being by me duly sworn, did say that he is a _________________ of the First National Bank of Boston, and that the seal affixed to the foregoing instrument was signed and sealed on behalf of said Bank by authority of its Board of Directors and the said _____________ _____________________ acknowledged said instrument to be the free act and deed of said Bank.


                                   -----------------------------------
                                   Notary Public

                                   My commission expires:


(Notarial Seal)

                                   Schedule A
                                   ----------


      All the land together with the buildings and improvements thereto belonging and all of those rights-of-way, privileges and easements in, over or under real estate, located in the Commonwealth of Massachusetts granted to Fall River Gas Company from the following persons pursuant to deeds, easements and other instruments respectively dated and recorded as follows:

                                     PART I

                     Rights-of-Way, Privileges and Easements

                                       A.

                                                Bristol County Fall River
                                                District Registry of Deeds
Grantor                           Date                    Book               Page
-------                           ----                    ----               ----

Diversified Equity Corporation   June 3, 1981            1359                 139
Joseph S. Acevedo                June 5, 1981            1357                 142
Julia V. Latham                  September 10, 1981      1368                 252
Liduina Noverca                  October 17, 1981        1371                 206
Manuel Botelho, Jr. and
  Mary O. Botelho                October 17, 1981        1371                 209
Daniel E. Ferreira and
  Evelyn I. Ferreira             October 17, 1981        1371                 212
Louis Cordeiro,
  Albertina E. Cordeiro and
  Donald Deschenes               September 16, 1983      1461                 251
Michael T. Kearns and
  Eva Kearns                     October 12, 1983        1467                  56
Albert A. Berube, Jr. and
  Paul A. Berube                 April 12, 1984          1496                  74
Manuel C. Vieira,
  Maria L.Vieira,
  Antonio B. Pacheco and
  Fatima Pacheco                 April 19, 1984          1497                 278
John C. Felix                    June 19, 1984           1517                 161
Deschene Building Development
  Corporation                    August 29, 1984         1523                  58
Fall River Construction
  Company, Inc., a/k/a Fall River
  Construction Co., Inc.         April 1, 1985           1562                 189



Jeffrey Brisbon,
  George Gabbour and Cynthia
  Gabbour, d/b/a G&B Realty      October 3, 1985         1605                 148
Louise C. Howayeck               October 3, 1985         1605                 151
Domenico Iammarrone and
  Antoinett Iammorrone           October 3, 1985         1605                 153
Fall River Construction
  Company, Inc., a/k/a Fall River
  Construction Co., Inc.         March 1, 1986           1656                 327
Mario J. and Maria C. Lopes      September 16, 1986      1719                  17
Fleming Engineering and
  Building Corp.                 October 7, 1986         1728                  98
Fleming Engineering and
  Building Corp.                 October 7, 1986         1728                 100
Fleming Engineering and
  Building Corp.                 October 7, 1986         1728                 102
Linn G. and Kathleen M.
  Graves                         December 22, 1986       1761                 325
Dillon Lane Construction
  Corporation                    January 15, 1987        1775                 145
The Landing at South Park
  Inc.                           May 22, 1987            1829                 116
Kenneth E. Steen                 January 27, 1989        2075                 173
Fall River Construction
  Co., Inc.                      August 8, 1989          2365                 305
Marvel Street Realty
  Group, Inc.                    August 10, 1989         2135                  12




                                       B.

                                                         Bristol County Fall River
                                                         District Registry of the
                                                         Land Court Deeds
Grantor                                Date                 Document Number
-------                                ----                 ---------------
Fall River Construction
  Company, Inc. a/k/a Fall River
  Construction Co., Inc.               April 11, 1986           15728
Kenneth E. Steen                       January 27, 1989         18853



                                       C.

                                                Bristol County Fall River
                                                District Registry of Deeds
Grantor                       Date                       Book                Page
-------                       ----                       ----                ----
Kathy J. Szal                 March 12, 1982             1839                 251
Aime A. Barnaby,
  Anita R. Barnaby and
  James P. Barnaby            December 3, 1983           1879                1071
A. Read Bragg and
  David H.P. Streeten         August 15, 1985            1931                1287
Kathleen Brum                 July 7, 1986               1974                1193
Charles and
  Melina Barboza              July 7, 1986               1975                0353
Kathleen Brum                 August 18, 1986            1980                 248
Richard and
  Joyce Aubin                 September 12, 1986         1985                0541




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